As filed with the U.S. Securities and Exchange Commission on June 17, 2019.

Registration No. 333-231757

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dermavant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB

United Kingdom

+44 207 400 3347

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd Zavodnick

Chief Executive Officer

Dermavant Sciences, Inc.

2398 E. Camelback Road, Suite 1060

Phoenix, AZ 85016

(520) 526-9884

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Frank F. Rahmani John T. McKenna Alison A. Haggerty Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Christopher Van Tuyl General Counsel Dermavant Sciences, Inc. 2398 E. Camelback Road, Suite 1060 Phoenix, AZ 85016 (520) 526-9884	Nathan Ajiashvili B. Shayne Kennedy Latham & Watkins LLP 885 Third Avenue New York, NY 10022 (212) 906-1200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES BEING REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)(2)	AMOUNT OF REGISTRATION FEE (3)
Common shares, $0.00001 par value per common share	8,855,000	$14.00	$123,970,000	$15,026

(1)	Includes an additional 1,155,000 common shares that the underwriters have the option to purchase.
(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act.
(3)	The registrant previously paid $15,026 in connection with a prior filing of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Dermavant Sciences Ltd. is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-231757) for the purpose of filing an updated Exhibit 5.1 as indicated in Item 16 of Part II of this Amendment. No changes or additions are being made to the prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II, and the signature page of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

1.1†	Form of Underwriting Agreement.

2.1*#†	Asset Purchase Agreement, dated as of July 10, 2018, by and among Dermavant Sciences GmbH, GlaxoSmithKline Intellectual Property Development Ltd. and Glaxo Group Limited.

3.1†	Certificate of Incorporation.

3.2†	Memorandum of Association.

3.3†	Amended and Restated Bye-laws, as currently in effect.

3.4†	Form of Amended and Restated Bye-laws, to be effective immediately prior to the closing of this offering.

5.1	Opinion of Conyers Dill & Pearman Limited as to legality.

10.1*†	License Agreement, dated November 19, 2015, by and between Dermavant Sciences GmbH and Eisai Co., Ltd.

10.2*†	First Amendment, dated as of July 7, 2017, to the License Agreement, dated as of November 19, 2015, by and between Dermavant Sciences GmbH and Eisai Co., Ltd.

10.3*†	License Agreement, dated as of December 16, 2016, by and between Dermavant Sciences GmbH and Portola Pharmaceuticals, Inc.

10.4*†	First Amendment, dated as of July 7, 2017, to the License Agreement, dated as of December 16, 2016, by and between Dermavant Sciences GmbH and Portola Pharmaceuticals, Inc.

10.5*†	License Agreement, dated as of September 19, 2017, by and between Roivant Sciences GmbH and AstraZeneca AB.

10.6*†	License Agreement, dated as of January 31, 2018, by and between Roivant Sciences GmbH and TheraVida, Inc.

10.7†	China and South Korea IP Purchase Agreement, effective as of June 12, 2017, by and between Dermavant Sciences GmbH and Roivant Sciences GmbH.

10.8†	Assignment and Assumption Agreement, dated as of December 17, 2018, by and between Dermavant Sciences GmbH and Roivant Sciences GmbH, relating to the License Agreement by and between Roivant Sciences GmbH and AstraZeneca AB.

10.9†	Sublicense Agreement, dated as of December 17, 2018, by and between Dermavant Sciences GmbH and Roivant Sciences GmbH, relating to the License Agreement by and between Roivant Sciences GmbH and AstraZeneca AB.

10.10†	Assignment and Assumption Agreement, dated as of December 17, 2018, by and between Dermavant Sciences GmbH and Roivant Sciences GmbH, relating to the License Agreement by and between Roivant Sciences GmbH and TheraVida, Inc.

10.11†	Sublicense Agreement, dated as of December 17, 2018, by and between Dermavant Sciences GmbH and Roivant Sciences GmbH, relating to the License Agreement by and between Roivant Sciences GmbH and TheraVida, Inc.

10.12†	Amended and Restated Roivant Commitment Letter, dated as of April 12, 2019, by and between Dermavant Sciences GmbH, Roivant Sciences Ltd. and the Registrant.

10.13*†	Funding Agreement, dated as of July 10, 2018, by and between Dermavant Sciences GmbH and NovaQuest Co-Investment Fund VIII, L.P.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

10.14*†	First Amendment, effective as of October 11, 2018, to the Funding Agreement, dated as of July 10, 2018, by and between Dermavant Sciences GmbH and NovaQuest Co-Investment Fund VIII, L.P.

10.15*†	Clinical Supply and Manufacturing Agreement, dated August 20, 2018, by and between Dermavant Sciences GmbH and GlaxoSmithKline.

10.16*†	Capital Expenditure Letter Agreement, dated November 5, 2018, by and between Dermavant Sciences GmbH and GlaxoSmithKline.

10.17*†	Commercial Supply and Manufacturing Agreement, dated April 1, 2019, by and between Dermavant Sciences GmbH and GlaxoSmithKline.

10.18†	Amended and Restated Services Agreement, effective as of August 20, 2018, by and between Roivant Sciences, Inc., Dermavant Sciences GmbH, Dermavant Sciences, Inc. and the Registrant.

10.19†	Amended and Restated Services Agreement, effective as of August 20, 2018, by and between Roivant Sciences GmbH and Dermavant Sciences GmbH.

10.20†	Registration Rights Agreement, dated as of June 7, 2019, by and between Roivant Sciences Ltd. and the Registrant.

10.21†	Amended and Restated Information Sharing and Cooperation Agreement, effective as of June 7, 2019, by and between Dermavant Sciences Ltd. and Roivant Sciences Ltd.

10.22+†	2016 Equity Incentive Plan, as amended and restated.

10.23+†	Forms of Option Grant Notice and Option Agreement under the 2016 Equity Incentive Plan, as amended and restated.

10.24+†	Form of Early Exercise Stock Purchase Agreement under 2016 Equity Incentive Plan, as amended and restated.

10.25+†	Form of Indemnification Agreement with directors and executive officers.

10.26+†	Employment Agreement, dated March 18, 2019, by and between Cyril Allouche and Dermavant Sciences, Inc.

10.27+†	Employment Agreement, dated March 22, 2018, by and between Christopher Van Tuyl and Dermavant Sciences, Inc.

10.28+†	Separation Agreement and General Release, dated September 4, 2018, by and between Jacqualyn Fouse, Ph.D. and Dermavant Sciences, Inc.

10.29†	Office Lease Agreement, dated as of March 19, 2018, between Biltmore Center II, AB/VWP BFC Owner, LLC, and Dermavant Sciences, Inc.

10.30†	First Amendment, dated as of June 29, 2018, to the Office Lease Agreement, dated March 19, 2018, between Biltmore Center II, AB/VWP BFC Owner, LLC, and Dermavant Sciences, Inc.

10.31*#†	Asset Purchase Agreement, dated May 29, 2012, by and between Glaxo Group Limited and Welichem Biotech Inc., as amended.

10.32+†	Employment Agreement, dated October 27, 2018, by and between Todd Zavodnick and Dermavant Sciences, Inc.

10.33+†	Employment Agreement, dated December 6, 2018, by and between Philip Brown, M.D. and Dermavant Sciences, Inc.

10.34†	Office Lease Agreement, dated as of March 15, 2019, between Kilroy Realty, L.P. and Dermavant Sciences Inc.

10.35†	Option Agreement, effective as of March 28, 2019, by and between Dermavant Sciences GmbH and Roivant Sciences GmbH.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

10.36†	Loan and Security Agreement, dated as of May 24, 2019, by and between Dermavant Sciences Ltd., Dermavant Sciences, Inc., Dermavant Sciences GmbH and Dermavant Holdings Limited and Hercules Capital, Inc.

10.37†	Warrant Agreement, dated as of May 31, 2019, by and between Dermavant Sciences Ltd. and Hercules Capital, Inc.

10.38†	Intercreditor Agreement, dated as of May 24, 2019, by and between Hercules Capital, Inc., the Intra-Group Lenders (as defined in the agreement), the Intra-Group Debtors (as defined in the agreement) and NovaQuest Co-Investment Fund VIII, L.P.

21.1†	Subsidiaries of the Registrant.

23.1†	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1†	Powers of Attorney (see signature page to the original filing of this registration statement on Form S-1).

†	Previously filed
+	Indicates management contract or compensatory plan.
*	Portions of this exhibit (indicated by asterisks) have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information would likely cause competitive harm to the Registrant if publicly disclosed.
#	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

(b)    Financial Statement Schedules.

See Index to consolidated financial statements on Page F-1. All schedules have been omitted because they are not required or are not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on the 17th day of June, 2019.

DERMAVANT SCIENCES LTD.

By:	/s/ Todd Zavodnick
Todd Zavodnick Principal Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Todd Zavodnick Todd Zavodnick	Principal Executive Officer and Director (Dermavant’s authorized representative in the United States)	June 17, 2019

/s/ Cyril Allouche Cyril Allouche	Principal Financial and Accounting Officer	June 17, 2019

* Frank M. Torti, M.D.	Chairperson	June 17, 2019

* Kenneth E. Ludlum	Director	June 17, 2019

* Timothy S. Nelson	Director	June 17, 2019

* Myrtle S. Potter	Director	June 17, 2019

By:	/s/ Todd Zavodnick
Todd Zavodnick Attorney-in-fact